UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

AMERICAN REPROGRAPHICS COMPANY
 (Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-32407	20-1700361
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1981 N. Broadway, Suite 385, Walnut Creek, California	94596
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 949-5100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 7, 2008, American Reprographics Company issued a press release reporting its financial results for the second quarter of 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2008, American Reprographics Company announced the appointment of Dilantha “Dilo” Wijesuriya as an executive officer of the company, effective immediately. As Senior Vice President National Operations, Mr. Wijesuriya will be directly engaged in the day-to-day operations of the company’s operating divisions, and will spearhead the company’s international business development efforts. Mr. Wijesuriya’s annual base salary will be $250,000 and he will be eligble to receive an annual incentive bonus of up to $280,000 and an annual automobile allowance of $15,000.

Mr. Wijesuriya, 46, began his career with ARC as a manager at the company’s Ford Graphics division in San Francisco in January of 1991. He subsequently became president of the division in 2001, and became an ARC regional operations head in 2004. Prior to his employment with American Reprographics Company, Mr. Wijesuriya was a divisional manager with Aitken-Spence from 1981-1990, a multi-national conglomerate headquartered in Colombo, Sri Lanka.

A copy of the press release relating to Mr. Wijesuriya appointment as Senior Vice President National Operations is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	American Reprographics Company Press Release dated August 7, 2008 (Earnings)
99.2	American Reprographics Company Press Release dated August 7, 2008 (Officer Appointment)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2008	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Kumarakulasingam Suriyakumar

Kumarakulasingam Suriyakumar Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	American Reprographics Company Press Release dated August 7, 2008 (Earnings)
99.2	American Reprographics Company Press Release dated August 7, 2008 (Officer Appointment)